UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: January 27, 2012

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On February 2, 2012 Oragenics Inc. (the “Company”), announced that Mr. Brian Bohunicky resigned January 27, 2012 as Chief Financial Officer, Secretary and Treasurer of the Company to pursue other opportunities. The Company expects to provide severance benefits to Mr. Bohunicky consistent with the terms of his employment agreement.

(c) On January 28, 2012 the Board of Directors approved the appointment of Michael Sullivan, as the Company’s new Chief Financial Officer, Secretary and Treasurer to be effective February 6, 2012. Mr. Sullivan entered into an Executive Employment Agreement with the Company under the terms substantially similar to the employment agreements of existing executives. Under the terms of his Executive Employment Agreement, Mr. Sullivan’s employment with the Company will become effective February 6, 2012 and he will be paid an annual base salary of not less than $180,000 and will be eligible for bonuses of up to 25% of his annual salary based on appropriate Company based and individual based targets in the discretion of the Compensation Committee as approved by the full Board of Directors within 60 days.

The Executive Employment Agreement is terminable at any time by either party and if Mr. Sullivan is involuntarily terminated by the Company he shall receive his base salary and vacation pay each accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the employee handbook (which applies to all employees) and benefits available under any applicable incentive plan in which he participates. In addition, if Mr. Sullivan’s separation from employment is not voluntary and without cause, the Company would be obligated to pay Mr. Sullivan six months of his annual base salary as severance and Mr. Sullivan shall be entitled to out placement service benefits. If Mr. Sullivan is terminated for cause, he shall be entitled to receive his base salary and accrued vacation due through the date of termination and any nonforfeitable benefits already earned and payable to Mr. Sullivan under the terms of the employee handbook or other applicable incentive plans maintained by the Company. Cause is defined in the Executive Employment Agreement as any action that is illegal or immoral that reflects on the Company, the employee, or the ability of either to function optimally. If Mr. Sullivan voluntarily resigns, he shall be entitled to his base salary and accrued vacation due through the date of termination (including any mutually agreed upon notice period) and any nonforfeitable benefits already earned and payable to the executive officer or key employee under the terms of the employee handbook or other incentive plans maintained by the Company.

If Mr. Sullivan dies during the term of his employment, the estate of Mr. Sullivan shall be paid his salary as it would have accrued over a period of thirty days after Mr. Sullivan’s death. The Company shall also extend his right to exercise vested stock options for six months. In the event Mr. Sullivan becomes disabled (as defined in the then applicable short and long-term disability insurance policies) we shall pay to Mr. Sullivan his salary as it would have accrued over a period of 30 days after he became so disabled and we shall extend his right to exercise vested stock options for six months.

The Executive Employment Agreement also includes non-disclosure and Company ownership of development provisions, as well as a provision providing for the Company to defend and indemnify Mr. Sullivan if he is named as a defendant in any lawsuit regarding any action taken within the scope of employment.

In the event of a change in control, any stock options or other awards granted (other than performance awards) under the Company’s Plan shall become immediately vested in full and in the case of stock options exercisable in full. If the change in control results in an involuntary separation from employment within 180 days following a change in control, Mr. Sullivan would be entitled to (i) receive six months of salary and the extension of his benefits (excluding vacation time and paid time off) for two months and (ii) exercise vested options for two months from the date of separation. Under the Executive Employment Agreement, in connection with a change in control “involuntary separation of employment” means (i) termination without cause, (ii) any reduction in responsibilities of office altering the status of Mr. Sullivan as an employee, or (iii) the duplication of Mr. Sullivan’s position by an equivalent executive in an acquiring entity. “Change in control” means the sale of the entire company, or substantially all of its assets, or the sale of the business unit employing an individual which results in the termination of employment or subsequent transfer of the employment relationship to another legal entity, or entity, or single party acquiring more shares than are owned by the Koski Family Limited Partnership, including its members and their immediate families, including spouses and their children.

The foregoing summary is qualified in its entirety by the specific terms of the Executive Employment Agreement attached as Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

Certain biographical information on Mr. Sullivan is set forth below:

Mr. Sullivan, 55, has held senior level financial positions for several publicly and privately held businesses including Utek Corporation, eANGLER, and HSN Direct International Limited. Most recently, he was the Group Financial Officer for the Investigative Services and Litigation Consulting Services segment of First Advantage Corporation a firm specializing in talent acquisition solutions where he streamlined the employee recruitment process. Mr. Sullivan is a Florida Certified Public Accountant. He graduated from the Florida State University with a Bachelor of Science in Accounting and a Master of Business Administration.

We issued a press release on February 2, 2012 regarding the appointment of Mr. Sullivan as the Company’s Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.1	Executive Employment Agreement for Michael Sullivan

99.1	Press release, dated February 2, 2012 regarding appointment of Michael Sullivan as Chief Financial Officer.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of February, 2012.

ORAGENICS, INC. (Registrant)

BY:	/s/ John N. Bonfiglio
John N. Bonfiglio Chief Executive Officer and President